Exhibit 99.1

Callaway Golf Company

Deferred Compensation Plan

Master Plan Document

Effective January 1, 2017

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(continued)

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(continued)

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CALLAWAY GOLF COMPANY DEFERRED COMPENSATION PLAN

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Callaway Golf Company, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1

DEFINITIONS

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 “401(k) Plan” shall be that certain Callaway Golf Company defined contribution plan intended to satisfy the requirements of Sections 401(a), 401(k), 401(m), and 414(i) of the Code, as adopted by the Company.

1.2 “Account(s)” shall mean, with respect to a Participant, his or her Deferral Account, Company Contribution Account and Stock Unit Account.

1.3 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance, and (iii) the vested Stock Unit Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.4 “Account Balance Plan” means any non-qualified deferred compensation account balance plan (as defined in §31.3121(v)(2)-1(c)(1)(ii)(A) of the Treasury Regulations) sponsored by the Company.

1.5 “Annual Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding distributions from nonqualified deferred compensation plans or arrangements, bonuses, commissions, overtime, fringe benefits, stock options, restricted stock, performance units, relocation expenses, unused and unpaid excess vacation days, incentive payments, non-monetary awards, and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Annual Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in calculating Annual Base Salary

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only to the extent that (1) had there been no such plan, the amount would have been payable in cash to the Employee and (2) an Employee Participant’s contributions, deferrals and the Company or Employer’s related withholding obligations under all Company plans, including the Plan, do not exceed 100% of the Employee Participant’s total compensation.

1.6 “Annual Bonus” shall mean any annual cash compensation, in addition to Annual Base Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W 2 for such calendar year, payable to a Participant as an Employee under any Employer’s annual bonus and cash incentive plans, excluding stock options, restricted stock units, other equity awards, awards under any long term cash incentive plan and amounts payable under any Employer’s commission agreement or quarterly sales incentive agreement.

1.7 “Annual Deferral Amount” shall mean that portion of a Participant’s Eligible Compensation that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Disability, death, or a Separation from Service prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.8 “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: Each annual installment payment shall be calculated by multiplying the applicable portion of the Account Balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10-year Annual Installment Method for the Participant’s Retirement Benefit, the first payment shall be 1/10 of the applicable portion of the Account Balance. The following year, the payment shall be 1/9 of the applicable portion of the Account Balance.

1.9 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.10 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.11 “Board” shall mean the board of directors of the Company or a committee of the Board.

1.12 “Change in Control” shall mean the first to occur of any of a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as these events are defined in Treas. Reg. § 1.409A-3(i)(5), or as these definitions may later be modified by other regulatory pronouncements).

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1.13 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.14 “Commissions” shall mean any compensation (including quarterly sales incentives) in addition to Annual Base Salary, Annual Bonus, Sign-On Bonus, Long Term Cash Incentive, RSU Awards and PSU Awards relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s commission agreement or quarterly sales incentive agreement.

1.15 “Committee” shall mean the committee described in Article 12.

1.16 “Company” shall mean Callaway Golf Company, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.17 “Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited (net of amounts debited) in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.18 “Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.3.

1.19 “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.20 “Disability” (or, where the context requires, “Disabled”) shall mean a period of disability during which a Participant is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan sponsored by his or her Employer by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined in the sole discretion of the Committee. In addition, Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Determination of Disability shall be made by the Committee in a manner consistent with its definition as provided in Section 409A.

1.21 “Disability Benefit” shall mean the benefit set forth in Section 5.1.

1.22 “Distribution Limitation” shall mean the limitation on distributions set forth in Section 3.9.

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1.23 “Eligible Compensation” shall mean Annual Base Salary, Annual Bonus, Sign-On-Bonus, Long Term Cash Incentive, RSU Awards, PSU Awards and Commissions (as applicable).

1.24 “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election to defer Eligible Compensation under the Plan. A Participant may determine on the Election Form the time and manner in which such amounts deferred under the Plan shall be distributed.

1.25 “Employee” shall mean a person who is an employee of any Employer.

1.26 “Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.27 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.28 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. Reference to a section of the Exchange Act shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

1.29 “Long Term Cash Incentive” shall mean payments made under any long term cash incentive plan that has been adopted by the Company and payments under which have been designated by the Committee as eligible for deferral under the Plan.

1.30 “Measurement Fund” shall mean the mutual funds, insurance company separate accounts, indexed rates or other methods selected by the Committee for the purpose of providing the basis on which gains and losses shall be attributed to Account Balances under the Plan (excluding any Stock Unit Account).

1.31 “Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs an Election Form, (iv) whose signed Election Form is accepted by the Committee or its designee, and (v) who commences participation in the Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.32 “Performance-Based Compensation” means compensation that meets the requirements of performance-based compensation specified in Section 409A(a)(4)(B)(iii) of the Code. Performance-Based Compensation shall be designated as such by the Company and must relate to services performed by the Participant during a designated incentive period of at least 12 months provided that the Participant performed services continuously from a date no later than the date upon which the performance criteria are established through a date no earlier than the date upon which the Participant makes an initial deferral election. The performance goals must be pre-established by the Company in writing no later than 90 days after the commencement of the performance period, and the outcome must be substantially uncertain at the time the criteria are established.

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1.33 “Plan” shall mean the Callaway Golf Company Deferred Compensation Plan, which shall be evidenced by this master plan document, as it may be amended from time to time.

1.34 “Plan Year” or “Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year. The first Plan Year is the 2017 calendar year.

1.35 “PSU Award” shall mean any restricted stock unit award granted by the Company to a Participant and which is Performance-Based Compensation.

1.36 “PSU Deferral Amount” shall mean the amount determined in accordance with Sections 3.2(e) and 3.6(g).

1.37 “Retirement” shall mean a Participant’s Separation from Service after the Participant has attained age 55 and has completed five or more Years of Service.

1.38 “Retirement Benefit” shall mean the benefit set forth in Section 6.2

1.39 “RSU Award” shall mean any restricted stock unit award granted by the Company to a Participant that is not a PSU Award.

1.40 “RSU Deferral Amount” shall be the amount determined in accordance with Sections 3.2(e) and 3.6(g).

1.41 “Section 409A” or “Code Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations and other guidance thereunder.

1.42 “Separation from Service” shall mean the severing of employment with all Employers voluntarily or involuntarily, for any reason other than Disability, death or an authorized leave of absence if such termination constitutes a separation from service under Code Section 409A, subject to the following conditions to the extent required by Section 409A of the Code:

a) If the Participant takes a leave of absence from the Company for purposes of military leave, sick leave, or other bona fide leave of absence, the Participant’s employment will be deemed to continue and Compensation shall continue to be withheld in accordance with the Participant’s deferral election during such leave of absence, for the first six months of the leave of absence, or if longer, for so long as the Participant’s right to reemployment is provided either by statute or by contract. If the period of the leave exceeds six months and the Participant’s right to reemployment is not provided by either statute or contract, the Participant will be considered to have incurred a Separation from Service on the first date immediately following such six-month period.

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b) If the Participant provides insignificant services to the Company as an Employee, the Participant will be deemed to have incurred a Separation from Service. For this purpose, a Participant is considered to be providing insignificant services if he provides services at an annual rate that is less than twenty percent of the services rendered by such individual, on average, during the immediately preceding three calendar years of employment (or such lesser period of employment).

c) If Participant continues to provide services to the Company in a capacity other than as an Employee, the Participant will be deemed to have a Separated from Service if the Participant is providing services at an annual rate that is less than 50 percent of the services rendered by such individual, on average, during the immediately preceding three calendar years of employment (or such lesser period of employment).

1.43 “Short-Term Payout” shall mean the distribution election described in Section 4.1. The Plan shall maintain separate accounting for all Short-Term Payouts that are scheduled to be paid in a particular Plan Year.

1.44 “Sign-On-Bonus” shall mean any bonus payable by an Employer to a Participant as an inducement to the commencement of the Participant’s employment with the Employer.

1.45 “Specified Employee” means for purposes of this Plan, and in accordance with Section 409A, a “Key Employee” as set forth below and as defined in Section 416(i) of the Code, without regard to paragraph (5) thereof, of a corporation any stock in which is publicly traded on an established securities market or otherwise on the date of the Separation from Service. If a person is a Key Employee, the person is treated as a Specified Employee for the 12-month period beginning on the April 1st that first follows the Key Employee Identification Date. An employee will be considered a “Key Employee” if such employee meets the requirements of this Section 1.44 at any time during the 12-month period ending on the Key Employee Identification Date. The “Key Employee Identification Date” for the Plan is December 31st. Whether an employee is a five percent owner or a one percent owner as provided below shall be determined in accordance with Section 416(i)(1)(B) of the Code.

a) An officer of the Company having an annual compensation greater than $175,000 (2017 limit), as such thresholds are thereafter adjusted at the same time and in the same manner as under Section 415(d) of the Code. Not more than 50 employees or, if less, the greater of three employees or ten percent of the Company’s employees shall be considered as officers for purposes of this subsection.

b) A five percent owner of the Company.

c) A one percent owner of the Company having an annual compensation from the Company of more than $150,000.

1.46 “Stock Unit Account” shall mean (i) the sum of all of the stock units credited to the Plan in respect of a Participant’s RSU Deferral Amounts and PSU Deferral Amounts, less (ii) the number of shares of Company common stock distributed to the Participant or his or her Beneficiary pursuant to this Plan in settlement of the Participant’s Stock Unit Account.

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1.47 “Survivor Benefit” shall mean the benefit set forth in Section 5.2.

1.48 “Termination Benefit” shall mean the benefit set forth in Section 6.1.

1.49 “Trust” shall mean one or more rabbi trusts established between the Company and a Plan trustee pursuant to a trust agreement, as amended from time to time, pursuant to Article 15.

1.50 “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that causes a severe financial hardship of the Participant and results from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. “Unforeseeable Emergency” may include, for example, the imminent foreclosure of or eviction from the Participant’s primary residence or the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication and the need to pay for the funeral expenses of a spouse, Beneficiary or dependent. Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Committee in accordance with the requirements of Section 409A.

1.51 “Years of Service” shall mean the total number of years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.

ARTICLE 2

SELECTION/ENROLLMENT/ELIGIBILITY

2.1 Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, those Employees to participate in the Plan. Unless otherwise determined by the Committee, those Employees that are at the level of Vice President and above will be eligible to participate in the Plan.

2.2 General Enrollment Requirements. Except as additional permitted enrollment procedures are provided in Section 3.2(d) for Performance-Based Compensation (other than PSU Awards) and in Section 3.2(e) for RSU Awards and PSU Awards, the following requirement will apply with respect to enrollment in the Plan. In order to participate in the Plan during the first Plan Year which commences on January 1, 2017, each selected Employee shall complete, execute and return to the Committee an Election Form and such other documents as the Committee may require no later than December 30, 2016 or such earlier deadline specified by the Committee. Each selected Employee who becomes newly eligible to participate in the Plan

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on or after January 1, 2017 shall complete, execute and return to the Committee an Election Form and such other documents as the Committee may require within 30 days after he or she first becomes eligible to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary. For purposes of the initial eligibility election, a Participant that previously ceased to be eligible to participate in the Plan will also be treated as being again initially eligible to participate in the Plan if the Participant has not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the 24-month period ending on the date the Participant again becomes eligible to participate in the Plan. For the avoidance of doubt, PSU Awards, RSU Awards and Performance Based Compensation are eligible for deferral pursuant to the provisions of this Section 2.2.

2.3 Eligibility; Commencement of Participation. Provided an Employee has been selected to participate in the Plan, he or she will become eligible to participate in the Plan on the date that he or she receives the written enrollment materials or enrollment instructions for the Plan. If an Employee fails to meet all such enrollment requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the first Plan Year following the delivery to and acceptance by the Committee of the required documents, except as otherwise permitted in Section 3.2(d) for Performance-Based Compensation (other than PSU Awards) and in Section 3.2(e) for RSU Awards and PSU Awards.

2.4 Termination of Participation and/or Deferrals.

(a) Notwithstanding any other provisions of this Plan, each Employee that is selected as an eligible Participant for a Plan Year shall continue to be eligible to participate in this Plan in future Plan Years as long as such Employee remains in a designated eligible position. In the event a Participant selected to participate in the Plan on an elective basis no longer meets the criteria for participation, except as provided below, such Participant shall retain all the rights described under the Plan, except the right to make any deferrals for future Plan Years, until such time that the Participant again meets the criteria for participation and is notified of his or her eligibility to participate in the Plan.

(b) If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to prevent the Participant from making future deferrals, provided that such termination of deferrals complies with the requirements of Section 409A of the Code.

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ARTICLE 3

DEFERRAL COMMITMENTS/COMPANY CONTRIBUTION AMOUNTS/

VESTING/CREDITING/TAXES

3.1 Maximum Deferral.

(a) Cash Compensation. A Participant may elect to defer under the Plan any whole percentage of up to 80% of amounts otherwise payable pursuant each of the following forms of Eligible Compensation: Annual Base Salary, Annual Bonus, Sign-On-Bonus and Long Term Cash Incentive and Commissions (as applicable).

(b) PSU Awards. A Participant may elect to defer all (100%) or any other specified whole percentage of a PSU Award at any time prior to the date of grant and in accordance with the requirements of Section 3.2(a), 3.2(b) or 3.2(e). Any selected deferral election percentage that would otherwise result in a deferral of a fractional stock unit will instead be rounded and apply to the next nearest whole number of stock units subject to the PSU Award. A PSU Award is not eligible to be elected to be deferred on or following the date of grant.

(c) RSU Awards. A Participant may elect to defer all (100%) or any other specified whole percentage of a RSU Award at any time prior to the date of grant and in accordance with the requirements of Section 3.2(a), 3.2(b) or 3.2(e). Any selected deferral election percentage that would otherwise result in a deferral of a fractional stock unit will instead be rounded and apply to the next nearest whole number of stock units subject to the RSU Award. A RSU Award is not eligible to be elected to be deferred on or following the date of grant.

(d) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year the deferral election may only apply to the amount of compensation not yet earned by the Participant as of date the Election Form becomes effective and irrevocable.

3.2 Election to Defer; Effect of Election Form.

(a) First Plan Year. Generally, in connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election of future compensation for the Plan Year with respect to which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee or its designee (in accordance with Section 2.2 above) and accepted by the Committee or its designee.

(b) Subsequent Plan Years. Generally, in order for a Participant to participate in the Plan during subsequent Years following the initial Year of participation, the Participant must complete an Election Form and deliver it to the Committee or its designee during the Plan enrollment period preceding the Year for which the new election will begin to apply. The deferral election will be effective with respect to compensation attributable to services performed by such Participant beginning on the following January 1st.

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(c) Participation Election Irrevocability, Duration and Changes. Except as permitted under Section 4.4, any deferral election made for a Plan Year shall be irrevocable with respect to such Plan Year once it is submitted and is unique to that Year. In order to participate in subsequent Plan Years, a Participant must make a new deferral election by filing with the Committee or its designee a new Election Form during the Plan enrollment period preceding the Plan Year for which the new deferral election will begin to apply.

(d) Performance Based Compensation. Notwithstanding anything to the contrary set forth herein, for deferrals of Performance-Based Compensation (other than PSU Awards), the Participant may file an Election Form with the Committee or its designee at any time up to the date that is at least six months before the end of the performance period.

(e) RSU Awards and PSU Awards. Subject to any terms and conditions imposed by the Committee, a Participant may elect to defer RSU Awards and PSU Awards under the Plan if the Election Form is completed and signed by the Participant, timely delivered to the Committee or its designee no later than the date immediately preceding the grant date of the RSU Award or PSU Award, and such RSU Award or PSU Award does not vest any earlier than 12 months following the grant date, or such deferral election must otherwise be made in compliance with the requirements of Section 409A of the Code, and accepted by the Committee or its designee.

(f) Sign-On-Bonus. Notwithstanding anything to the contrary set forth herein, any deferral of Sign-On Bonus must be pursuant to an Election Form that is effective and irrevocable prior to the date the Participant commences employment with the Employer, or such deferral election must otherwise be made in compliance with the requirements of Section 409A of the Code, and accepted by the Committee or its designee.

(g) Short-Term Deferrals. Notwithstanding anything to the contrary set forth herein, and subject to any terms and conditions imposed by the Committee, a Participant may elect to defer an amount of Eligible Compensation that is not an RSU Award or a PSU Award and that would otherwise constitute a “short-term deferral” described in Treas. Reg. § 1.409A-1(b)(4), provided that such election is effective only with respect to amounts of Eligible Compensation that are unvested (that is, amounts that are subject to a “substantial risk of forfeiture” as described in Treas. Reg. § 1.409A-1(d)) for the 12 month period following the date on which the election became irrevocable and provided further that the election must defer the payment for at least five years after the date on which such amount becomes vested (except to the extent such amount may be paid earlier upon the Participant’s death or Disability, or a Change in Control of the Company in compliance with the requirements of Section 409A).

(h) Withholding of Deferred Cash Amounts of Eligible Compensation. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payroll in equal amounts over each pay period, as adjusted from time to time for increases and decreases in Annual Base Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Withholding of any deferred Sign-On-Bonus, Long Term Cash Incentive or Commissions shall occur at the time the amounts otherwise would be paid to the Participant.

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(i) Effect of Deferral Election. The deferral election will not be effective with respect to compensation attributable to services performed prior to the filing of the Election Form and, with respect to any Base Salary deferral, will not take effect until the first full payroll period that commences following the filing of the Election Form. Unless the eligible Participant’s election can comply with the requirements in Section 3.2(d) for “Performance–Based Compensation,” any deferral of Annual Bonus or any Long Term Cash Incentive to be received with respect to such initial Year of eligibility shall be limited to a fraction of such Annual Bonus or Long Term Cash Incentive, with the numerator of the fraction being the number of full calendar months remaining in the performance period after the Election Form is delivered and the denominator of which is the total number of full calendar months in the performance period. The deferral election cannot be for the first Year that the Participant first becomes eligible to participate in the Plan if the Participant previously was eligible to participate in any other non-qualified deferred compensation account balance plan of the Company, its subsidiaries or its affiliates.

3.3 Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any Company Contribution Amounts and/or any other amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount, if any, shall be credited as of any date within the Plan Year as selected by the Company. If a Participant is not employed by an Employer as of such date, other than by reason of his or her death while employed, the Company Contribution Amount for that Plan Year shall be zero. The timing and form of distribution of the Company Contribution Account shall be determined by the Committee at the time the contribution is made to the Plan, and the Committee may establish procedures for Participants to make distribution elections with respect to such amounts. In the absence of any such determination by the Committee or election by the Participant, the Company Contribution Account will be distributed in connection with a Participant’s Separation from Service in accordance with the distribution procedures set forth in Article 6.

3.4 Vesting.

(a) A Participant shall at all times be 100% vested in his or her Deferral Account.

(b) Once a Participant’s RSU Award or PSU Award vests in accordance with the vesting schedule applicable to the particular RSU Award or PSU Award, which may vary among Participants and among RSU Awards and PSU Awards, the Participant’s stock units will be credited to the Stock Unit Account. In the event of a Participant’s Separation from Service, other than by reason of his or her death or Disability, prior to the date on which all RSU Awards and/or PSU Awards have vested, the unvested portion of such RSU Award and/or PSU Award shall be forfeited, and no Employer or the Plan shall be liable for the distribution of shares to such Participant in settlement of such forfeited RSU Award and/or PSU Award.

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(c) The Committee, in its sole discretion, will determine over what period of time and in what percentage increments a Participant shall vest in his or her Company Contributions at the time that such Company Contributions are approved. The Committee may credit some Participants with larger or smaller vesting percentages than other Participants, and the vesting percentage credited to any Participant for a Plan Year may be zero, even though one or more other Participants have a greater vesting percentage credited to them for that Plan Year. Unless otherwise determined by the Committee, any Company Contributions shall vest in accordance with the same vesting schedule and terms set forth in the Company 401(k) Plan.

(d) Notwithstanding anything in this Section to the contrary, except as provided in subsection (e) below, in the event of a Change in Control, any unvested portion of a Participant’s Company Contribution Account shall immediately become 100% vested.

(e) Notwithstanding subsection (d) above, the vesting schedule for a Participant’s Company Contribution Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant’s Company Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within 30 business days of such a request an opinion from a nationally-recognized accounting firm selected by the Committee (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

3.5 Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a) Participant Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.2 above, shall elect, on the Election Form, one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance for the first business day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first business day that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, the Participant may (but is not required to) elect, by submitting an Election Form in accordance with the procedures approved by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

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(b) Proportionate Allocation. In making any election described in Section 3.6(a) above, the Participant shall specify on the Election Form the percentage of his or her Account Balance to have gains and losses measured by a Measurement Fund.

(c) Measurement Funds. From time to time, the Committee in its sole discretion shall select and announce to Participants its selection of Measurement Funds, for the purpose of providing the basis on which gains and losses shall be attributed to Account Balances under the Plan. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund at any time. Each such action will take effect as of the first day of the first calendar quarter that commences following such approval, provided that the Committee gives Participants at least 30 days advance written notice of such change.

(d) Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on available reports of the performance of the Measurement Funds. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, as of the close of business on such day, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any day was invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, no later than the close of business on the first business day after the day on which such amounts are actually deferred through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such day, no earlier than one business day prior to the distribution, at the closing price on such date.

(e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

(f) Company Contribution Accounts. Notwithstanding any other provision of this Plan to the contrary, Company Contribution Amounts may only be allocated to the Measurement Funds designated by the Committee from time to time, in its sole discretion.

(g) Stock Unit Account. Each time a Participant timely elects to defer an RSU Award or PSU Award under the Plan, upon vesting of such RSU Award or/or PSU Award

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an equivalent number of stock units representing the right to an issuance of shares of Company common stock shall be credited to the Participant’s Stock Unit Account. Notwithstanding any other provision of this Plan to the contrary, the Stock Unit Account may not be allocated to any Measurement Fund; provided however that in no event will a fractional number of units in respect of Company common stock be allocated to the Stock Unit Account. The fair value of any fractional units (as determined by reference to the equivalent value of the Company’s common stock at the time of the allocation) will instead be allocated to the default Measurement Fund designated by the Committee.

(h) Default Measurement Fund. Unless otherwise determined by the Committee, the default Measurement Fund for all purposes of the Plan shall be the Measurement Fund most closely resembling a money market fund.

3.6 FICA and Other Taxes.

(a) Cash Deferral Amounts. For each Plan Year in which deferrals are elected to be withheld from a Participant Annual Base Salary, Annual Bonus, Sign-On-Bonus, Long Term Cash Incentive and/or Commissions, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Annual Base Salary, Annual Bonus, Sign-On-Bonus, Long Term Cash Incentive and/or Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such deferral amount unless the Participant otherwise makes adequate provision for timely payment of such amounts in accordance with the procedures established by the Committee. If necessary, the Committee may reduce the applicable elected deferral percentage in order to comply with this Section.

(b) Company Contribution Amounts. When a Participant becomes vested in a portion of his or her Company Contribution Amounts, the Participant’s Employer(s) shall withhold from the Participant’s other cash compensation that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes unless the Participant otherwise makes adequate provision for timely payment of such amounts in accordance with the procedures established by the Committee. If necessary, the Committee may reduce the Annual Deferral Amount or the vested portion of the Participant’s Company Contribution Amount in order to comply with this Section.

(c) RSU and PSU Awards. When a Participant becomes vested in a portion of his or her RSU Award or PSU Award, the Participant’s Employer(s) shall withhold from the Participant’s cash compensation that is not being deferred under the Plan, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the Annual Deferral Amount or the vested portion of the Participant’s Company Contribution Amount in order to comply with this Section.

3.7 Withholding on Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust. The

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Employer(s) and the trustee of the Trust shall also be authorized to withhold any amount validly owed to the Employer for which the Employer has previously requested but not received payment. By electing to make a deferral under this Plan, the Participant authorizes any required withholding from, at the Employer’s election, distributions and any other amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company and/or Employer, if any, which arise in connection with payments from this Plan. Unless the tax withholding obligations of the Company and/or Employer are satisfied, the Company shall have no obligation to make distributions under this Plan. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant. Additionally, for distributions of the Stock Unit Account the tax withholding obligation may be satisfied by a reduction in the number of shares issued to the Participant, but only if such reduction in shares is specifically approved by the Compensation Committee of the Board.

3.8 Distribution Limitation. Except as otherwise provided herein, the following limitation shall be applied to all distributions under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.6 above, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Distribution Limitation shall not apply to any distributions made after a Change in Control.

ARTICLE 4

SHORT-TERM PAYOUT/UNFORESEEABLE FINANCIAL EMERGENCIES/CHANGE IN CONTROL

WITHDRAWAL ELECTIONS

4.1 Short-Term Payout. In connection with each deferral election, a Participant may elect to receive a portion, or all, of the Eligible Compensation being deferred for a given Plan Year, and the earnings thereon, as one or more future “Short-Term Payouts” from the Plan. The Short-Term Payout shall be made in a lump sum payment or pursuant to the Annual Installment Method (up to a maximum of five Annual Installments) as elected by the Participant in an amount that is equal to the portion of the Account Balance attributable to such deferral, plus amounts credited or debited in the manner provided in Section 3.6 on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Separation from

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Service). Subject to the other terms and conditions of this Plan, including Section 3.2(g) governing the minimum five year deferral period required to be elected with respect to Eligible Compensation that would otherwise constitute a “short-term deferral” under Section 409A, each Short-Term Payout elected shall be paid out at such time as designated by the Participant that is not earlier than the third Plan Year after the end of the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a Short-Term Payout deferral is elected for Annual Deferral Amounts consisting of Annual Base Salary that are deferred in the Plan Year commencing January 1, 2017, the earliest a Short-Term Payout would become payable would be January 1, 2020. Participants may create or maintain up to five Short-Term Payout distribution dates concurrently. A Short-Term Payout election will not be effective with respect to any portion of an RSU Award, PSU Award or portion of the Company Contribution Account that is not vested prior to the elected Short-Term Payout Date.

4.2 Changes to Short-Term Payout Elections. The Participant may change his or her Short-Term Payout distribution elections as provided in this Section 4.2, to the extent such change does not fail to comply with the provisions of Code Section 409A(a)(4)(C), to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is accepted in accordance with the procedures established by the Committee, in its sole discretion. The Election Form most recently submitted in accordance with such procedures shall govern the Short-Term Payout. The Participant may request to change the Short-Term Payout deferral period originally elected by such Participant on an Election Form to a later date if the election change (i) does not take effect until at least 12 months after the date on which the new Election Form is filed in accordance with such procedures, (ii) the payment with respect to such change in election is deferred for a period of not less than five years after the date such payment would otherwise have been made or would commence to be paid (except to the extent payable as a result of death or Disability, or a Change in Control of the Company), and (iii) the election change is made at least 12 months prior to the date the payment(s) would otherwise have commenced, in each case in accordance with the requirements of Section 409A of the Code. In the case of an ineffective change, benefits will be paid in accordance with the most recently filed valid Election Form. For purposes of any election changes made pursuant to this Section 4.2, payments to be made pursuant to the Annual Installment Method shall be treated as a single payment for purposes of Section 409A.

4.3 Other Payment Events Take Precedence Over Certain Short-Term Payout Elections. Should a payment event occur that triggers a benefit under Article 5 or Article 6 of the Plan (the Participant’s Disability, death or Separation from Service) any portion of the Account Balance that is subject to a Short-Term Payout election under Section 4.1 and/or Section 4.2 which has not previously been distributed in full prior to such payment event shall not be paid in accordance with Section 4.1 and/or Section 4.2 but shall be paid in accordance with the election applicable to the payment event covered by the other applicable Article; provided, however, that to the extent necessary to comply with the requirements of Section 409A, the foregoing provision will only apply in the event of the Participant’s Disability or death, and shall not apply in the event of a Participant’s Separation from Service with respect to (i) any Short-Term Payout elected with respect to Eligible Compensation deferred pursuant to a “Short-Term Deferral” election made under Section 3.2(g) of the Plan or (ii) any re-deferral election change made pursuant to Section 4.2 of the Plan, so that such portion of the Participant’s Account subject to such deferral elections will remain payable in accordance with the Short-Term Payout election notwithstanding any earlier Separation from Service.

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4.4 Withdrawal Payouts for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency, including amounts necessary to pay taxes on the distributed amounts and taking into account any additional compensation that would be available if the Participant terminated his deferral election. Notwithstanding the irrevocability of the elections described in subsections 3.2, a Participant’s deferral elections shall be cancelled for the balance of the current Plan Year if the Participant receives a hardship distribution under the Employer’s 401(k) Plan or a distribution due to an Unforeseeable Financial Emergency under this Plan. Any later deferral election will be subject to the provisions of Section 3 of the Plan governing initial deferral elections.

The Participant must submit a written withdrawal request to the Committee explaining the nature of the Unforeseeable Financial Emergency and the amount required to meet the need. The Participant will be required to certify that the need cannot be reasonably met from other sources. Whether a Participant is faced with an Unforeseeable Financial Emergency shall be determined by the Committee on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Financial Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not cause severe financial hardship), or by cessation of deferrals under the Plan. If, subject to the sole discretion of the Committee, the petition for a payout is approved, any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.4 shall not be subject to the Distribution Limitation.

ARTICLE 5

DISABILITY AND SURVIVOR BENEFITS

5.1 Disability Benefit. A Participant determined to be Disabled shall receive a lump sum Disability Benefit payment equal to his or her Account Balance at the time of such determination. Such payment shall be made as soon as administratively practicable following the determination of Disability, but in no event later than 90 days after such determination.

5.2 Survivor Benefit. If the Participant dies at any time prior to payment of his or her entire Account Balance, the Participant’s Beneficiary shall be entitled to receive the Participant’s remaining unpaid Account Balance payable in a single lump sum during the 90 day period following the Participant’s death.

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ARTICLE 6

TERMINATION AND RETIREMENT BENEFITS

6.1 Termination Benefit. If a Participant experiences a Separation from Service that is not due to his or her Retirement, death or Disability, the Termination Benefit will be paid in a single lump sum on the date that is six months and one day following the Participant’s Separation from Service.

6.2 Retirement Benefit. If a Participant experiences a Separation from Service due to Retirement, the Retirement Benefit will be paid (or will commence to be paid) six months and one day following the Participant’s Separation from Service. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive his or her Retirement Benefit in a lump sum or pursuant to the Annual Installment Method, with the number of Annual Installments not to exceed 15. If a Participant does not make any election on the Election Form with respect to the form of payment of the Retirement Benefit, then such benefit shall be payable in a lump sum on the date that is six months and one day following the Participant’s Separation from Service due to Retirement.

6.3 Changes to Retirement Benefit Election. The Participant may change the form of his or her Retirement Benefit distribution election as provided in this Section 6.3, to the extent such change does not fail to comply with the provisions of Code Section 409A(a)(4)(C), to an allowable alternative form of distribution by submitting a new Election Form to the Committee, provided that any such Election Form is accepted in accordance with the procedures established by the Committee, in its sole discretion. The Election Form most recently submitted in accordance with such procedures shall govern the distribution of the Retirement Benefit. The Participant may request to change the form of Retirement Benefit distribution originally elected by such Participant on an Election Form to a later date if the election change (i) does not take effect until at least 12 months after the date on which the new Election Form is filed in accordance with such procedures, (ii) the form of Retirement Benefit distribution is changed from lump sum to Annual Installment Method, or vice versa, or the number of years elected for the Annual Installment Method is changed, and (iii) the election change is made at least 12 months prior to the date the payment(s) would otherwise have commenced, in each case in accordance with the requirements of Section 409A of the Code. In each case, the election change will delay the distribution of the Retirement Benefit or commencement of distribution of the Retirement Benefit for a period of exactly five years after the date such payment would otherwise have been made or would commence to be paid. In the case of an ineffective change, the Retirement Benefit will be paid in accordance with the most recently filed valid Election Form applicable to the Retirement Benefit. A Participant may elect multiple changes to the form of his or her Retirement Benefit distribution election pursuant this Section 6.3, provided that each such election change meets all the foregoing requirements. For purposes of any election changes made pursuant to this Section 6.3, payments to be made pursuant to the Annual Installment Method shall be treated as a single payment for purposes of Section 409A.

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ARTICLE 7

CHANGE IN CONTROL

7.1 Effect of Change in Control. In the event of a Change in Control, the acquiring or surviving entity shall assume the Company’s obligations under the Plan. Benefits will be paid in accordance with the Participant’s Election Form and the terms of the Plan unless the Plan is earlier terminated in accordance with Section 10.7.

ARTICLE 8

DISTRIBUTIONS

8.1 Form of Distributions

(a) Form of Distributions. Distributions of the Account Balance other than the Stock Unit Account shall be paid to Participants in cash. The portion of the Account Balance allocated to the Stock Unit Account shall be paid to Participant’s in an equivalent number of shares of the Company’s common stock as the number of stock units credited to the Participant’s Stock Unit Account. The source of shares of Company common stock distributed pursuant to this Plan shall be the Company’s Amended and Restated 2004 Incentive Plan and any successor equity incentive plan adopted by the Company. Any portion of the Stock Unit Account which is a fractional stock unit shall instead be paid to the Participant in cash equal to the equivalent value of a fractional share of Company common stock.

(b) Change in Company Shares. If the outstanding shares of Company common stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another company, by reason of a dividend, distribution, stock split, reverse stock split, stock dividend, combination or reclassification of the Company common stock, reorganization, merger, consolidation, split-up, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, exchange of common stock or other securities of the Company, or other similar corporate transaction or event, such that the Committee determines affects the Company’s common stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan, the Committee shall make an appropriate and equitable adjustment to the number of stock units credited to the Stock Unit Account. Any such adjustment made by the Committee shall be final and binding upon a Participant, the Company and all other interested persons.

8.2 No Discretionary Distributions. Except as expressly provided herein, the Committee shall not exercise discretion with respect to the timing or form of distributions from the Plan, but shall make distributions at the time and in the form elected by the Participant on the Election Form or as otherwise specified in the Plan. Notwithstanding anything to the contrary set forth herein, the Committee retains the right, in its sole discretion, to delay or accelerate distributions under the Plan to the extent permitted by Section 409A of the Code.

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8.3 Receipt or Release. The full payment of the applicable benefit under Articles 4, 5, 6 or 7 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and shall be in full satisfaction of all claims for benefits under this Plan against the Committee, the Company and any Employer. The Committee may require such Participant or Beneficiary to execute a receipt and release to such effect. Any failure to execute this receipt and release by the Participant or Beneficiary will result in complete forfeiture of benefits under this Plan.

ARTICLE 9

BENEFICIARY DESIGNATION

9.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates. A Participant’s designation of a spouse as a Beneficiary shall automatically be revoked following the issuance of a final judgment of divorce between the parties.

9.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing a Beneficiary Designation Form in such form as the Committee may require, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, then to the extent required by applicable law a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse (with such signature witnessed either by a notary public or a member of the Committee) and returned to the Committee. Upon the Company’s receipt of a new Beneficiary Designation Form in accordance with the policies adopted by the Committee, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

9.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2, and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

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9.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

9.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant.

ARTICLE 10

ACCELERATION OF PAYMENTS

Payments under the Plan may be accelerated only upon the occurrence of an event specified in this Article 10 or in Section 4.3 or 11.2 herein.

10.1 Domestic Relations Order. A payment can be accelerated if such payment is made to an alternate payee pursuant to and following the receipt and qualification of a domestic relations order as defined in Section 414(p) of the Code.

10.2 Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of interest law, in accordance with the requirements of Section 409A.

10.3 Divestiture. A payment can be accelerated as may be necessary to comply with a certificate of divestiture as defined in Section 1043(b)(2) of the Code.

10.4 De Minimis Amounts. Upon the Participant’s Separation from Service, in the Company’s discretion, a payment may be accelerated if (i) the amount of the payment is not greater than $10,000 and (ii) at the time the payment is made the amount constitutes the Participant’s entire interest under the Plan and all other Account Balance Plans.

10.5 Federal Insurance Contributions Act. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to Compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment can be accelerated to pay the income tax on wages imposed under Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes. The total payment under this Section 10.5 may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.

10.6 Section 409A Additional Tax. A payment may be accelerated to the extent required to pay any income tax imposed under Section 409A of the Code (the “Section 409A Amount”) if at any time the Participant’s deferred compensation arrangement fails to meet the requirements of Section 409A of the Code. The total payment under this Section 10.6 may not exceed the Section 409A Amount.

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10.7 Corporate Events. A payment may be accelerated in the Committee’s discretion in connection with any of the following events, in accordance with the requirements of Section 409A of the Code: (i) a corporate dissolution taxed under Section 331 of the Code, (ii) with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A); (iii) in connection with a Change in Control event; (iv) the termination of the Plan and other Account Balance Plans that would be aggregated with the Plan for purposes of Section 409A of the Code pursuant to Section 11.2; and (v) such other events and conditions as permitted by Section 409A of the Code.

10.8 Offset. A payment may be accelerated in the Committee’s discretion as satisfaction of a debt of the Participant to the Company, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Company, the entire amount of the reduction in any of the Company’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

ARTICLE 11

Cessation of Contributions, Termination, Amendment or Modification

11.1 Cessation of Contributions. Although each Employer anticipates that it will continue contributing to the Plan for an indefinite period of time, there is no guarantee that any Employer will continue making contributions to the Plan indefinitely. Accordingly, each Employer reserves the right to discontinue funding contributions to the Plan by action of its board of directors. Notwithstanding the cessation of future contributions, payment of a Participant’s Account Balance shall be in accordance with the person’s Election Form and the Plan provisions.

11.2 Termination.

(a) The Plan may be terminated and liquidated at any time by the Company and payment of distributions may be accelerated, provided that, to the extent required by Section 409A (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company; (ii) all other Account Balance Plans are terminated with respect to all Participants, (iii) no Participant Account balances are paid, other than those otherwise payable under the terms of the Plan absent a termination of the Plan, within 12 months of the termination of the Plan, (iv) all Participant Account balances are paid within 24 months of the termination of the Plan, and (v) the Company does not adopt another Account Balance Plan with respect to the Plan’s Participants at any time for a period of three years following the date of termination of the Plan.

(b) The Committee may determine that a Participant who has not had a Separation From Service shall be ineligible to participate in the Plan. If the Committee terminates a Participant’s eligibility to participate in the Plan prior to the Participant’s Separation From Service, then the Participant’s Account balance, if any, shall remain in the Plan and will be paid out in accordance with the terms of this Plan and the applicable deferral election.

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11.3 Amendment. The Board delegates to the Committee or its designee(s) the authority to modify, amend, or restate the Plan as appropriate in their discretion, as well as the authority to act on behalf of the Employer in discharging the duties of the Employer in administering the Plan; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Separation from Service as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. Notwithstanding the foregoing, any Plan amendment which would materially increase the benefits to Participants, the costs of the Plan to the Company, or the Company’s liability under the Plan must be approved by the Board or its Compensation Committee.

11.4 Amendments to Comply with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Company determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Section 409A of the Code, the Company may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

ARTICLE 12

ADMINISTRATION

12.1 Committee Duties. Except as otherwise provided in this Article 12, this plan shall be administered by a Committee, which shall consist of those persons appointed by the Company’s Chief Executive Officer. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 Administration upon a Change in Control. For purposes of this Plan, the Committee appointed pursuant to Section 12.1 shall be the administrator of the Plan at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Committee” that shall administer the Plan shall be an independent third party selected by the trustee of the Trust and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not available or willing to assume such responsibility, the Company’s highest ranking officer (the “Ex-CEO”). The Committee shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a

23.

Change in Control, the Committee shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Committee administrator; (2) indemnify the Committee administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Committee hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Committee or its employees or agents; and (3) supply full and timely information to the Committee or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Disability, death or Separation from Service of the Participants, and such other pertinent information as the Committee administrator may reasonably require. Upon and after a Change in Control, the Committee administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Committee administrator may not be terminated by the Company.

12.3 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.4 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.5 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, or any such Employee.

12.6 Employer Information. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or Separation from Service of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 13

OTHER BENEFITS AND AGREEMENTS; CLAIMS PROCEDURES

13.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

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13.2 Claims Procedures. The claims procedures set forth on Appendix A shall apply for all benefits payable under the Plan except for Disability benefits. The claims procedures applicable to Disability benefits are set forth on Appendix B. The Committee is the “Plan Administrator” for purposes of the Plan’s claims procedures.

ARTICLE 14

SECURITIES LAWS COMPLIANCE

14.1 Action by Committee. With respect to any Participant who is then subject to Section 16 of the Exchange Act, notwithstanding anything to the contrary set forth herein, any function of the Committee under the Plan relating to such Participant shall be performed solely by the Board or its Compensation Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.

14.2 Compliance with Section 16. Notwithstanding any other provision of the Plan or any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

ARTICLE 15

TRUST

15.1 Establishment of the Trust and Selection of Trustee. The Committee shall establish the Trust under which the funds of the Plan shall be held and appoint one or more trustees under a trust agreement approved by the Committee and entered into by the Company and such trustee. Except as provided pursuant to Section 11.1, each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Accounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

15.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Election Form shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 Investment of Trust Assets. The trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.

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15.4 Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 16

PLAN EXPENSES

16.1 Plan Expenses. All expenses incurred in the administration of the Plan shall be paid out of the Trust assets in the manner determined by the Committee unless the Board authorizes such expenses to be paid by the Company.

ARTICLE 17

MISCELLANEOUS

17.1 Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

17.2 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3 Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Election Form, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Election Form.

17.4 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

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17.5 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or in any other capacity or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

17.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the individual holding the position and at the address specified below:

Grant Featherston

Callaway Golf Company

2180 Rutherford Road

Carlsbad, CA 92008

With a copy to:

Office of the General Counsel

Callaway Golf Company

2180 Rutherford Road

Carlsbad, CA 92008

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

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Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company, the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.14 Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

17.15 Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.16 Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan

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could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement hereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction. Notwithstanding anything in this Section or the Plan to the contrary, the Company and/or the Participant’s employer shall have no obligation under this Section to the extent there is a judicial determination or final mediation decision that the litigation or other legal action brought by the Participant is frivolous.

17.17 Scrivener’s Error. Notwithstanding any other provision of this Plan to the contrary, if there is a scrivener’s error in properly transcribing this Plan document, it shall not be a violation of the Plan terms to operate the Plan in accordance with its proper provisions, rather than in accordance with the terms of the Plan document, pending correction of the Plan document through an amendment. In addition, any provisions of the Plan document improperly added as a result of scrivener’s error shall be considered null and void as of the date such error occurred.

17.18 Compliance with Section 409A of the Code. This Plan is intended to comply with the requirements of Section 409A of the Code. The Committee shall interpret the Plan provisions in a manner consistent with the requirements of Section 409A of the Code. To the extent one or more provisions of this Plan do not comply with Section 409A of the Code, such provision shall be automatically and immediately voided, and shall be amended as soon as administratively feasible and shall be administered to so comply.

17.19 Disclaimer. It is the parties intention that this arrangement comply with the provisions of Code Section 409A. Notwithstanding the foregoing or anything else to the contrary in the Plan, the Company shall have no liability to any Participant should any provision of the Plan fail to satisfy Code Section 409A.

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APPENDIX A

CLAIMS PROCEDURES

The following claims procedures shall apply for all benefits payable under the Plan except for Disability benefits. The claims procedures applicable to Disability benefits are set forth on Appendix B.

1. Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).

2. Adverse Benefit Determination. In the event that any application for benefits receives an Adverse Benefit Determination, as defined in Appendix B, the Plan Administrator must provide the applicant with written or electronic notice of the Adverse Benefit Determination, and of the applicant’s right to review the Adverse Benefit Determination. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of Adverse Benefit Determination will be set forth in a manner designed to be understood by the applicant and will include the following:

(a) the specific reason or reasons for the Adverse Benefit Determination;

(b) references to the specific Plan provisions upon which the Adverse Benefit Determination is based;

(c) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(d) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review of the claim, as described below.

This notice of an Adverse Benefit Determination will be given to the applicant within a reasonable period of time, but not later than 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time; in which case the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

3. Request for a Review. Any person (or that person’s representative) for whom there is an Adverse Benefit Determination may appeal the Adverse Benefit Determination by submitting a request for a review to the Plan Administrator within 60 days after the date of the Adverse Benefit Determination. A request for a review shall be in writing and shall be addressed to the Plan Administrator.

A-1.

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, the Relevant Records, as defined in Appendix B. The review shall take into account all Relevant Records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

4. Decision on Review. The Plan Administrator will act on each request for review within a reasonable period of time, but not later than 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. If the extension of review is due to the applicant’s failure to submit information necessary to decide a claim, the period for making the decision on review shall be tolled from the date on which the notification of the extension is sent to the application until the date on which the applicant responds to the request for additional information.

5. Denial of Appeal. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event of an Adverse Benefit Determination by the Plan Administrator that confirms the original Adverse Benefit Determination, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(a) the specific reason or reasons for the Adverse Benefit Determination;

(b) references to the specific Plan provisions upon which the Adverse Benefit Determination is based;

(c) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all Relevant Records; and

(d) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

6. Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

A-2.

7. Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal.

A-3.

APPENDIX B

DISABILITY CLAIMS PROCEDURES

The following claim procedures shall apply only for Disability benefits payable under the Plan. An Authorized Representative may act on a Claimant’s behalf in pursuing a benefit claim or appeal of an Adverse Benefit Determination.

1. Definitions.

(a) “Adverse Benefit Determination” means any of the following:

(i) a denial, reduction, or termination of a benefit by the Plan, or a failure of the Plan to provide or make payment (in whole or in part) for a benefit; and

(ii) a denial, reduction, or termination of a benefit by the Plan, or a failure of the Plan to provide or make payment (in whole or in part) for a benefit resulting from the application of any utilization review.

(b) “Authorized Representative” means an individual who is authorized to represent a Claimant with respect to any claims or appeals filed pursuant to these procedures. Whether an individual is an Authorized Representative will be determined by the Plan Administrator in accordance with reasonable procedures established by the Plan.

(c) “Claimant” means a Participant or his or her beneficiary who has submitted a claim for benefits in accordance with these claims procedures.

(d) “Disability Claim” means a claim for benefits under the Plan for which the claimant must show disability and the Plan Administrator must find make a determination of disability in order for the Claimant to receive benefits.

(e) “Health Care Professional” means a physician or other health care professional who is licensed, accredited, or certified to perform specified health services consistent with applicable state law.

(f) “Relevant Records” means any document, record, or other information that:

(i) the Plan Administrator relied upon in making a benefit determination for the Claimant’s claim;

(ii) was submitted, considered, or generated in the course of making the benefit determination for a claim, without regard to whether such document, record, or other information was relied upon in making the benefit determination;

(iii) demonstrates compliance with the administrative processes and safeguards required pursuant to Department of Labor Regulations in making the benefit determination for a claim; or

(iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for a Claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

B-1.

2. Claims Procedure-Disability Claims. In the case of a Disability Claim, the Plan Administrator will notify the Claimant of the Plan’s Adverse Benefit Determination within a reasonable time, but not later than 45 days after the Plan receives the claim. The Plan may extend this period for up to 30 days, provided that the Plan Administrator both (i) determines that such an extension is necessary due to matters beyond the control of the Plan, and (ii) notifies the Claimant, prior to the expiration of the initial 45 day period, of the circumstances requiring the extension of time and the date by which the Plan expects to make a decision.

If, prior to the end of the first 30 day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the first 30 day extension period, the period for making a determination may be extended for an additional 30 days. Such additional extension is permitted only if (i) the Plan Administrator notifies the Claimant, prior to the end of the first 30 day extension, of the circumstances requiring the second 30 day extension and (ii) the Plan Administrator notifies the Claimant of the date the Plan expects to render the decision.

Any notice of extension will explain the standards on which the Claimant’s entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve these issues. A Claimant will be given at least 45 days to provide the requested information.

3. Calculating Time Periods for Claims Procedure. The time within which a benefit determination is required to be made will begin at the time a claim is filed in accordance with these procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing. In the event that the time within which a benefit determination is required to be made is extended due to the Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination will be suspended from the date on which the Plan Administrator sends the notification of extension to the Claimant until the date on which the Claimant responds to the request for additional information.

4. Notice of Benefit Determination. The Plan Administrator will provide the Claimant with written or electronic notification of any Adverse Benefit Determination. If the notice of an Adverse Benefit Determination is provided electronically, such notice will comply with the standards imposed by the Department of Labor Regulations.

Any notice of Adverse Benefit Determination will set forth, in a manner calculated to be understood by the Claimant:

(a) the specific reason or reasons for the Adverse Benefit Determination;

(b) references to the specific Plan provisions on which the Adverse Benefit Determination is based;

B-2.

(c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review; and

(e) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination, either (i) the specific rule, guideline, protocol, or other similar criterion, or (ii) a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the Claimant upon request.

5. Review Procedure. If the Claimant receives an Adverse Benefit Determination, the Claimant may appeal the Adverse Benefit Determination within 180 days after the Claimant’s receipt of the notice of Adverse Benefit Determination. The Claimant must make any appeal in writing. The appeal must be addressed to the Review Panel of the Plan Administrator.

During the 180 day period, the Claimant may:

(a) submit written comments, documents, records, and other information relating to the claim for benefits; and

(b) request and receive, free of charge, reasonable access to, and copies of, all Relevant Records.

The Review Panel shall consist of one or more individuals who are neither the individuals who made the initial Adverse Benefit Determination, nor the subordinate of any of such individuals. The review of the Claimant’s appeal will not give deference to the initial Adverse Benefit Determination. The review will take into account all comments, documents, records, and other information that the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

In deciding the appeal of an Adverse Benefit Determination that is based in whole or in part on a medical judgment, the Review Panel will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. Such health care professional must be an individual who is neither the individual who was consulted in connection with the initial Adverse Benefit Determination, nor the subordinate of such individual.

The Review Panel will provide the Claimant with the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s Adverse Benefit Determination, without regard to whether the advice was relied upon in making the benefit determination.

B-3.

6. Timing of Notice of Benefit Determination on Review. In the case of a Disability Claim, the Plan Administrator will notify the Claimant of the Plan’s benefit determination on review within a reasonable period, but not later than 45 days after the Plan receives the Claimant’s request for review of an Adverse Benefit Determination. The Plan Administrator may extend this period for up to an additional 45 days if the Plan Administrator determines that special circumstances exist, such as the need to hold a hearing.

If the Plan Administrator determines that an extension is required, the Plan Administrator will provide the Claimant written notice of the extension before the end of the initial 45 day period. The extension notice will describe the special circumstances requiring the extension and the date by which the Plan expects to make a decision on the Claimant’s appeal.

7. Calculating Time Periods for Review Procedure. The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with subsection (e), without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.

8. Notice of Benefit Determination on Review. The Plan Administrator will provide the Claimant with written or electronic notification of the Plan’s benefit determination on review. Any electronic notification shall comply with the Department of Labor Regulations.

In the case of an Adverse Benefit Determination, the notification will set forth, in a manner calculated to be understood by the Claimant:

(a) the specific reason or reasons for the Adverse Benefit Determination;

(b) reference to the specific Plan provisions on which the benefit determination is based;

(c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all Relevant Records;

(d) a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA; and

(e) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the Adverse Benefit Determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request.

9. Administration. The Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

B-4.

10. Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the Claimant (i) has submitted a written application for benefits in accordance with the procedures described above, (ii) has been notified by the Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described above, and (iv) has been notified in writing that the Administrator has denied the appeal

B-5.